UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

N/A
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2005, the Board of Directors of American Consumers, Inc. (the "Company"), acting upon the recommendations of the Compensation Committee of the Board, took the following actions with respect to the compensation of the Company's directors and executive officers:

Base Salaries for Fiscal 2006

The Board of Directors set the base salaries for the Company's executive officers for the fiscal year ending in May 2006. Such action included establishment of the following base salaries for those executive officers who serve as directors of the Company (Mr. Richardson also qualifies as a "named executive officer" pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):

Name:	Title:	Annual Base Salary:
Michael A. Richardson	Chairman of the Board, President	$88,400
	and Chief Executive Officer
Paul R. Cook	Executive Vice President,	66,976
	Treasurer and Chief Financial Officer
Virgil E. Bishop	Vice President	66,976

These base salaries remained unchanged from fiscal year 2005 levels.

Establishment of Cash Bonus Plan for Fiscal 2006

The Board of Directors, acting upon the recommendations of the Compensation Committee, also established the Cash Bonus Plan applicable to the Company's executive officers with respect to Company performance during the fiscal year ending in May 2006. During fiscal 2006, the Company’s executive officers will be eligible to receive a discretionary cash bonus equal to a fixed percentage of the Company’s net income before taxes for such year. Such action included establishment of the following potential bonus percentages for those executive officers who serve as directors of the Company (including Mr. Richardson, who also qualifies as a named executive officer), which potential bonus percentages remained unchanged from fiscal year 2005 levels:

Name:	Title:	Potential Bonus as a Percentage of Pre-Tax Income:
Michael A. Richardson	Chairman of the Board, President	6%
	and Chief Executive Officer
Paul R. Cook	Executive Vice President, Treasurer	4%
	and Chief Financial Officer
Virgil E. Bishop	Vice President	3%

The amount of any bonus ultimately paid will be determined in the discretion of the Compensation Committee. No bonuses were paid for fiscal 2005 due to the Company's net loss for the year.

Director Compensation for Fiscal 2006

The Board of Directors, acting upon the recommendations of the Compensation Committee, also voted to maintain the fees paid to all directors for service on the Board during fiscal 2006 at the same level as in 2005 - $300.00 per month, plus reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors and any Board committee on which a director serves. Directors who are members of the Audit Committee and the Compensation Committee of the Board of Directors do not receive any additional compensation for such committee service.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.	Description

10.1	Narrative Summary of Board Action establishing Base Salaires for Fiscal 2006. Filed herewith.

10.2	Narrative Summary of Board Action establishing Cash Bonus Plan for fiscal 2006. Filed herewith.

10.3	Narrative Summary of Board Action establishing Director Compensation for fiscal 2006. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005	AMERICAN CONSUMERS, INC.

By: /s/ Michael A. Richardson
Michael A. Richardson
Chief Executive Officer

By: /s/ Paul R. Cook
Paul R. Cook
Chief Financial Officer